Exhibit 99.1

FIEE Announces Fiscal 2025 First Half Unaudited Financial Results

First Half Revenue of $45,118
Prepaid subscription fees received from customers for our SaaS service were $1.5 Million.

Hong Kong, 13 August 2025 -- FiEE, Inc. (NASDAQ:FIEE (“FiEE” or the “Company”), a technology company integrating IoT, connectivity and AI to redefine brand management solutions in the digital era, today announced its unaudited financial results for the three and six months ended June 30, 2025.

Operational and Financial Highlights for the Three and Six Months Ended June 30, 2025

●	Net sales for the three months ended June 30, 2025 were $44,993, a significant increase from $125 for the three months ended March 31, 2025. The increase in net sales was primarily a result of the Company’s strategic transition from legacy hardware operations to software-as-a-service (“SaaS”) solutions, with a new focus on integrating artificial intelligence and data analytics into content creation and brand management. The Company secured its first customer orders and generated initial sales, marking a critical milestone in the strategic pivot. Net sales for the six months ended June 30, 2025 were $45,118, down from $639,893 year-over-year, which was primarily due to our strategic business transformation.

●	As of June 30, 2025, the Company onboarded 245 customers, representing a considerable increase compared to 1 new customer upon launching its SaaS services on March 28, 2025, illustrating the early traction of our new SaaS products. Prepaid subscription fees received from customers for our SaaS service were $1.5 million which highlights the early traction of our SaaS offerings.

●	Gross profit for the six months ended June 30, 2025 was $438, down from $207,259 for the six months ended June 30, 2024, which was primarily due to our strategic business transformation.

●	Net loss for the six months ended June 30, 2025 was $1,013,590 representing a significant improvement as compared to a net loss of $3,746,867 in the first half of 2024. The narrowing of our net loss highlights the early success of our strategic transition.

●	Net cash provided by operating activities for the six months ended June 30, 2025 was $171,955, comparing with the cash used from operating activities of $2,878,506 in the first half of 2024.

Rafael Li, Chief Executive Officer of FiEE, commented, “FiEE has been undergoing a strategic transition from legacy hardware operations to redefine brand management solutions in the digital era. We are glad to present the first financial statement after the strategic transformation. Despite being at the early stage of the transition, we have seen several encouraging figures, showing that our hardship has paid off and resulted in early successes. First, we have achieved new customers adopting our SaaS solution in the second quarter. Prepaid subscription fees received from customers for our SaaS service were $1.5 million, which marked a significant milestone for our new business. We anticipate adding additional customers in the near future with increasingly sophisticated product offerings. In addition, we have greatly reduced our net loss in the first half of 2025, as a result of our strengthened cost management and new business development.”

Mr. Li further mentioned, “New growth areas required upfront capital associated with market entry and product deployment. To accelerate our growth, we have recently acquired advanced technologies including product authentication featuring systematic algorithmic verification and certification, high-efficiency file transfer systems and KYC solutions for robust and efficient data protection, powering our SaaS products. We are providing comprehensive protection for original creations, digital arts, NFTs, and exclusive content, aiming to cultivate an expansive KOL community. This marks an exciting development for our Company, and we are confident in our path towards sustainable growth and enduring value.”

Financial Results for the Six Months Ended June 30, 2025

Net Sales were $45,118, compared to $639,893 in the same period of fiscal year 2024.

		Six Months Ended
Net Sales		June 30 2025	June 30 2024	% change
		$	$	YoY
Product sales
●	Cable modems & gateways	-	638,804	(100%)
●	Other network products	-	1,089	(100%)
●	SaaS – MCN digital services	45,118	-	N/A
Total		45,118	639,893	(93%)

Gross profit was $438, compared to $207,259 in the same period of 2024.

Gross margin was 1.0%, compared to 32.4% in the same period of 2024. It was not representative of future trends, as the new business was in its initial launch phase during this period, incurring elevated upfront costs associated with market entry, product deployment, and operational ramp-up.

Operating expenses were $1,008,470, representing a decrease of 74.6% from $3,965,424 in the same period of 2024.

●	Selling and marketing expenses were $16,811, representing a decrease of 74.6% from $66,171 in the same period of 2024. The decrease was primarily due to (i) reduction in sales support costs in 2024 and (ii) lower operational scale during the initial phases of business development in 2025. For the remainder of fiscal year 2025, our selling and marketing expenses may fluctuate based on actual net sales and the timing and scope of marketing programs.

●	General and administrative expenses were $944,240, representing a decrease of 40.4% from $1,585,030 in the same period of 2024. The decrease was primarily due to our business transformation from hardware-focus to software-focus, along with the Company’s cost reduction efforts.

●	Research and development expenses were $47,419, representing an decrease of 58.1% from $113,294 in the same period of 2024. The research and development expenses incurred in 2025 were primarily used for software subscriptions and support costs. In the first quarter of 2025, we partnered with a new vendor to develop the “FiEE All-in-One Media Operations SaaS Platform” which is designed to provide content creation, multi-platform publishing, data analytics, and collaboration tools for media teams and individual creators.

Operating loss was $1,008,032, representing a reduction of loss by 73.2% comparing with the same period of 2024.

Net loss was $1,013,590, representing a reduction of loss by 72.9% comparing with the same period of 2024.

Diluted net loss per share was $0.2, representing a reduction of loss by 84.3% comparing with the same period of 2024.

Total cash and cash equivalents were $4,504,079, compared to $30,162 as of December 31, 2024.

About FiEE, Inc.

FiEE, Inc. (NASDAQ:FIEE), formerly Minim, Inc., was founded in 1977. It has a historical track record of delivering comprehensive WiFi/Software as a Service platform in the market. After years of development, it made the strategic decision to transition to a Software First Model in 2024 to expand its technology portfolio and revenue streams. In 2025, FiEE, Inc. rebranded itself as a technology company leveraging its expertise in IoT, connectivity, and AI to explore new business prospects and extend its global footprint.

FiEE, Inc.’s services are structured into four key categories: Cloud-Managed Connectivity (WiFi) Platform, IoT Hardware Sales & Licensing, SAAS Solutions, and Professional To-C and To-B Services & Support. Notably, FiEE, Inc. has introduced its innovative Software as a Service solutions, which integrate its AI and data analytics capabilities into content creation and brand management. This initiative has led to the nurturing of a robust pool of KOLs on major social media platforms worldwide, assisting them in developing, managing, and optimizing their digital presence across global platforms. FiEE, Inc.’s services include customized graphics and posts, short videos, and editorial calendars tailored to align with brand objectives.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to (i) the future financial position and results of operations of the Company, (ii) our ability to successfully implement our strategic business transformation and (iii) our long-term growth objectives and opportunities.

By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements” included in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

For investor and media inquiries, please contact:

Email: fiee@dlkadvisory.com

(financial tables follow)

FIEE, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED

BALANCE SHEETS

	June 30, 2025 (Unaudited)	December 31, 2024
	$	$
ASSETS
Current assets
Cash and cash equivalents	4,504,079	30,162
Other receivable	519,822	-
Prepaid expenses and other current assets	179,742	134,757
Total current assets	5,203,643	164,919
Property, equipment and software, net	268,416	119,871
Operating lease right-of-use assets, net	59,236	-
Intangible assets	1,269,658	-
Deferred offering costs	150,000	-
Other assets	99,664	22,245
Total assets	7,050,617	307,035

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	-	143,414
Contract liabilities	1,468,346	-
Other payables	1,527,933	-
Accrued expenses and other current liabilities	756,732	293,613
Convertible note payable to related party	305,425	-
Current maturities of operating lease liabilities	58,801	-
Total current liabilities	4,117,237	437,027
Total liabilities	4,117,237	437,027

Stockholders’ equity (deficit)
Preferred stock	1,639,779	1,639,779
Common stock	62,244	37,138
Additional paid-in capital	98,936,041	94,886,147
Accumulated deficit	(97,707,603)	(96,694,013)
Accumulated other comprehensive income	2,919	957
Total stockholders’ equity (deficit)	2,933,380	(129,992)
Total liabilities and stockholders’ equity (deficit)	7,050,617	307,035

FIEE, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS SHEETS

	Six Months ended
	June 30, 2025 (Unaudited)	June 30, 2024
	$	$
Net sales	45,118	639,893
Cost of sales	44,680	432,634
Gross profit	438	207,259
Operating expenses:
Selling and marketing	16,811	66,171
General and administrative	944,240	1,585,030
Research and development	47,419	113,294
Vendor liability forgiveness, net of asset transfers	-	2,200,929
Total operating expenses	1,008,470	3,965,424
Operating loss	(1,008,032)	(3,758,165)

Other income (expense):
Interest income (expense), net	(5,427)	82
Foreign currency exchange loss	(131)	-
Total other income (expense)	(5,558)	82
Loss before income taxes	(1,013,590)	(3,758,083)
Income tax benefit	-	(11,216)
Net Loss	(1,013,590)	(3,746,867)

Net loss per share:
Basic and diluted	(0.20)	(1.27)
Basic and diluted weighted average common and common equivalent shares	5,090,949	2,946,355

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